UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2016

Aramark

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Notes Offering

On May 31, 2016, Aramark Services, Inc. (the “Issuer”), an indirect wholly owned subsidiary of Aramark (“Parent”), issued $1,000 million aggregate principal amount of senior unsecured notes, consisting of $500 million of 5.125% Senior Notes due 2024 (the “New 2024 Notes”) and $500 million of 4.750% Senior Notes due 2026 (the “2026 Notes” and, together with the New 2024 Notes, the “Issued Notes”). The New 2024 Notes constitute a further issuance of the Issuer’s 5.125% Senior Notes due 2024 issued in an aggregate principal amount of $400 million on December 17, 2015 (the “Original 2024 Notes”; together with the New 2024 Notes, the “2024 Notes” and, together with the Issued Notes, the “Notes”). The New 2024 Notes were issued pursuant to the indenture, dated as of December 17, 2015 (the “Base Indenture”), as supplemented by the supplemental indenture, dated as of May 31, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “2024 Notes Indenture”), among the Issuer, Parent, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee. The 2026 Notes were issued pursuant to the indenture, dated as of May 31, 2016 (the “2026 Notes Indenture” and, together with the 2024 Notes Indenture, the “Indentures”), among the Issuer, Parent, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

The Notes are senior unsecured obligations of the Issuer. The Notes rank equal in right of payment to all of the Issuer’s existing and future senior debt and rank senior in right of payment to all of the Issuer’s existing and future debt that is expressly subordinated in right of payment to the Notes.

The Notes are unconditionally guaranteed on a senior unsecured basis by each wholly owned domestic subsidiary of the Issuer that guarantees the Issuer’s senior secured credit facilities and the Issuer’s 5.75% Senior Notes due 2020 (each a “Guarantor” and each such guarantee a “Guarantee”). Each Guarantee ranks equal in right of payment to all of the senior obligations of such Guarantor and will rank senior in right of payment to all of such Guarantor’s obligations that are expressly subordinated in right of payment to the Notes. The Notes are also guaranteed on a senior unsecured basis by Parent for purposes of financial reporting.

The Notes and the Guarantees are effectively subordinated to the Issuer’s existing and future secured debt and that of the Guarantors, including all indebtedness under the Issuer’s senior secured credit facilities, to the extent of the value of the assets securing that indebtedness. The Notes and the Guarantees are structurally subordinated to all of the liabilities of any of the Issuer’s subsidiaries that do not guarantee the Notes.

Interest on the 2024 Notes will be payable on January 15 and July 15 of each year, commencing on July 15, 2016. Interest on the 2026 Notes will be payable on June 1 and December 1 of each year, commencing on December 1, 2016. Interest on the 2024 Notes will accrue from December 17, 2015. Interest on the 2026 Notes will accrue from May 31, 2016. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The 2024 Notes mature on January 15, 2024 and the 2026 Notes mature on June 1, 2026.

Prior to January 15, 2019, in the case of the 2024 Notes, and prior to June 1, 2021, in the case of the 2026 Notes, the Issuer may redeem all or a portion of the Notes of such series at a price equal to 100% of the principal amount of the Notes of such series redeemed plus a “make whole” premium and accrued and unpaid interest, if any, to but not including the redemption date. At any time on or after January 15, 2019, in the case of the 2024 Notes, and at any time on or after June 1, 2021, in the case of the 2026 Notes, the Issuer has the option to redeem all or a portion of the Notes of such series at any time at the redemption prices for such series set forth in the Indenture.

In addition, prior to January 15, 2019, the Issuer may redeem up to 40% of the aggregate principal amount of the 2024 Notes with the proceeds from one or more qualified equity offerings at a price equal to 105.125% of the principal amount of the 2024 Notes redeemed, plus accrued and unpaid interest, if any, thereon to but not including the redemption date. Prior to June 1, 2019, the Issuer may redeem up to 40% of the aggregate principal amount of the 2026 Notes with the proceeds from one or more qualified equity offerings at a price equal to 104.750% of the principal amount of the 2026 Notes redeemed, plus accrued and unpaid interest, if any, thereon to but not including the redemption date.

In the event of certain types of changes of control, the holders of the Notes of a series may require the Issuer to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

If the Issuer or its restricted subsidiaries sell assets under certain circumstances, the Issuer will be required to make an offer to purchase the Notes at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

In addition, each Indenture contains covenants limiting the Issuer’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends and make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets;

•	enter into transactions with affiliates;

•	create or allow any restriction on the ability of restricted subsidiaries to make payments to the Issuer;

•	enter into sale and leaseback transactions;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the assets of the Issuer and its subsidiaries on a consolidated basis; and

•	designate the Issuer’s subsidiaries as unrestricted subsidiaries.

Parent will not be subject to the covenants that apply to the Issuer or its restricted subsidiaries under the Indentures.

Each Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the 2026 Notes Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and are incorporated herein by reference.

Registration Rights Agreements

On May 31, 2016, the Issuer, Parent and the subsidiary guarantors named therein entered into a registration rights agreement (the “2024 Notes Registration Rights Agreement”) with Wells Fargo Securities, LLC, as representative of the several initial purchasers, with respect to the New 2024 Notes described above and a registration rights agreement (the “2026 Notes Registration Rights Agreement” and, together with 2024 Notes Registration Rights Agreement, the “Registration Rights Agreements”) with Wells Fargo Securities, LLC, as representative of the several initial purchasers, with respect to the 2026 Notes described above.

In each of the Registration Rights Agreements, the Issuer agreed to (1) file an exchange offer registration statement pursuant to which the Issuer will offer exchange notes with terms identical in all material respects to, and evidencing the same indebtedness as, the applicable series of Issued Notes, in exchange for such series of Issued Notes (but which exchange notes will not contain terms with respect to transfer restrictions or provide for the additional interest described below) and (2) use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended. In each of the Registration Rights Agreements, the Issuer has agreed to use commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 270 days after the issue date of the Issued Notes.

If the Issuer fails to satisfy such obligation under either Registration Rights Agreement (a “registration default”), the annual interest rate on the New 2024 Notes or the 2026 Notes, as applicable, will increase by 0.25%. The annual interest rate on the New 2024 Notes or the 2026 Notes, as applicable, will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per annum over the applicable interest rate in the applicable Indenture. If the registration default is corrected, the applicable interest rate on the New 2024 Notes or the 2026 Notes, as applicable, will revert to the original level.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Notes Registration Rights Agreement and the 2026 Notes Registration Rights Agreement, which are filed as Exhibit 4.4 and 4.5, respectively, hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 17, 2015, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36223) filed with the Commission on December 17, 2015).

4.2	Supplemental Indenture, dated as of May 31, 2016, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

4.3	Indenture, dated as of May 31, 2016, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

4.4	Registration Rights Agreement, dated as of May 31, 2016, among Aramark Services, Inc., Aramark, the subsidiary guarantors named therein, and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

4.5	Registration Rights Agreement, dated as of May 31, 2016, among Aramark Services, Inc., Aramark, the subsidiary guarantors named therein, and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

By:	/s/ Stephen P. Bramlage, Jr.
Name:	Stephen P. Bramlage, Jr.
Title:	Executive Vice President and Chief Financial Officer

June 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 17, 2015, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36223) filed with the Commission on December 17, 2015).

4.2	Supplemental Indenture, dated as of May 31, 2016, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

4.3	Indenture, dated as of May 31, 2016, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

4.4	Registration Rights Agreement, dated as of May 31, 2016, among Aramark Services, Inc., Aramark, the subsidiary guarantors named therein, and Wells Fargo Securities, LLC, as representative of the several initial purchasers.

4.5	Registration Rights Agreement, dated as of May 31, 2016, among Aramark Services, Inc., Aramark, the subsidiary guarantors named therein, and Wells Fargo Securities, LLC, as representative of the several initial purchasers.